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                                                                   EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Pulitzer Publishing Company on Form S-3 of our reports dated February 6, 1998 (July 17, 1998 as to paragraphs 1, 2, 3 and 5 of Note 2 and paragraphs 3 through 7 of Note 13; November 25, 1998 as to paragraph 4 of Note 2; and December 11, 1998 as to Note 17) appearing in the Current Report on Form 8-K, filed on January 22, 1999, of Pulitzer Publishing Company and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

We also consent to the incorporation by reference in this Registration Statement of Pulitzer Publishing Company on Form S-3 of our report dated July 17, 1998 (November 25, 1998 as to paragraph 3 of Note 1) related to Pulitzer Broadcasting Company and Subsidiaries appearing in the Current Report on Form 8-K, filed on January 22, 1999, of Pulitzer Publishing Company and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Saint Louis, Missouri
February 13, 1999